Exhibit 99.1

NEW JERSEY RESOURCES REPORTS FISCAL 2024
FOURTH-QUARTER AND YEAR-END RESULTS

WALL, N.J., November 25, 2024 — Today, New Jersey Resources Corporation (NYSE: NJR) reported results for the fiscal 2024 fourth quarter and year-ended September 30, 2024. Financial highlights include:
•	Fiscal 2024 consolidated net income of $289.8 million, or $2.94 per share, compared with net income of $264.7 million, or $2.73 per share, in fiscal 2023
•	Consolidated net financial earnings (NFE), a non-GAAP financial measure, of $290.8 million, or $2.95 per share, in fiscal 2024, compared to NFE of $261.8 million, or $2.70 per share, in fiscal 2023
•	Achieved higher end of fiscal 2024 net financial earnings per share (NFEPS) guidance range of $2.85 to $3.00, which was increased in February 2024
•
Fiscal 2024 fourth-quarter net income totaled $91.1 million, or $0.92 per share, compared with net income of $37.0 million, or $0.38 per share, for the same period in fiscal 2023. The increase was largely due to higher operating revenue at Energy Services as a result of the Asset Management Agreements (AMAs) signed in December 2020

•	Fiscal 2024 fourth-quarter NFE totaled $88.7 million, or $0.89 per share, compared with $29.6 million, or $0.30 per share, for the same period in fiscal 2023

Regulatory and Operating Highlights
•	New Jersey Natural Gas (NJNG) received approval from the New Jersey Board of Public Utilities (BPU) on the settlement of its base rate case, authorizing a $157.0 million increase to its base rates
•	NJNG received approval from the BPU for the next generation of SAVEGREEN®, a new $385.6 million energy efficiency program that begins on January 1, 2025 and continues through June 30, 2027
•	In November 2024, Clean Energy Ventures (CEV) announced the sale of its 91 megawatt (MW) residential solar portfolio for a total of $132.5 million
•
On September 30, 2024, Adelphia Gateway, LLC (Adelphia) filed a general Section 4 rate case with the Federal Energy Regulatory Commission (FERC). Adelphia anticipates that FERC will allow it to place the rates into effect during the second half of 2025, subject to refund and the outcome of a hearing to be established by FERC

Fiscal 2025 Outlook
•
Maintains 7 to 9 percent long-term NFEPS growth target, and after multiple years of outperformance is rebasing this target off $2.83 per share for fiscal 2025, consistent with our previously communicated guidance[1]

•
Introduces fiscal 2025 NFEPS guidance range of $3.05 to $3.20, which is higher than the range implied by our long-term NFEPS growth target as a result of the one-time gain from the sale of NJR’s residential solar portfolio

•	Increased fiscal 2025 dividend by 7.1 percent to $1.80 per share

Management Commentary
Steve Westhoven, President and CEO of New Jersey Resources, stated, “Fiscal 2024 was an excellent year for NJR, with solid financial performance across all business segments. We achieved NFEPS at the higher end of our guidance, which was raised in February. This marks the fourth consecutive year of exceeding our 7 to 9 percent stated NFEPS growth rate. We advanced our strategic objectives by settling our base rate case and the largest energy efficiency program in NJNG’s history, while making key investments to position us for continued long-term success.”

1.
The starting point for our previously communicated long-term growth guidance was the midpoint of our FY 2022 initial NFEPS guidance of $2.20 - $2.30. This compounded for three years using the midpoint of our NFEPS 7 to 9 percent long-term annual growth projections is $2.83

NJR Reports Fiscal 2024 Fourth Quarter and Year-End Results

Performance Metrics
	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
($ in Thousands)	2024	2023	2024	2023
Net income	$91,126	$37,024	$289,775	$264,724
Basic EPS	$0.92	$0.38	$2.94	$2.73
Net financial earnings	$88,707	$29,563	$290,828	$261,827
Basic net financial earnings per share	$0.89	$0.30	$2.95	$2.70

A reconciliation of net income to NFE for the three and twelve months ended September 30, 2024 and 2023, is provided below.

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
(Thousands)	2024	2023	2024	2023
Net income	$91,126	$37,024	$289,775	$264,724
Add:
Unrealized (gain) loss on derivative instruments and related transactions	(4,286)	(7,579)	19,574	(38,081)
Tax effect	1,018	1,800	(4,652)	9,050
Effects of economic hedging related to natural gas inventory	1,266	(2,186)	(18,192)	34,699
Tax effect	(301)	520	4,323	(8,246)
Gain on equity method investment	—	—	—	(300)
Tax effect	—	(93)	—	(19)
NFE tax adjustment	(116)	77	—	—
Net financial earnings	$88,707	$29,563	$290,828	$261,827

Weighted Average Shares Outstanding
Basic	99,308	97,568	98,634	97,028
Diluted	99,964	98,192	99,289	97,627

Basic earnings per share	$0.92	$0.38	$2.94	$2.73
Add:
Unrealized (gain) loss on derivative instruments and related transactions	(0.04)	(0.08)	0.20	(0.39)
Tax effect	—	0.02	(0.05)	0.09
Effects of economic hedging related to natural gas inventory	0.01	(0.02)	(0.18)	0.36
Tax effect	—	—	0.04	(0.09)
Basic net financial earnings per share	$0.89	$0.30	$2.95	$2.70

NFE is a measure of earnings based on the elimination of timing differences to effectively match the earnings effects of the economic hedges with the physical sale of natural gas, Solar Renewable Energy Certificates (SRECs) and foreign currency contracts. Consequently, to reconcile net income and NFE, current-period unrealized gains and losses on the derivatives are excluded from NFE as a reconciling item. Realized derivative gains and losses are also included in current-period net income. However, NFE includes only realized gains and losses related to natural gas sold out of inventory, effectively matching the full earnings effects of the derivatives with realized margins on physical natural gas flows. NFE also excludes certain transactions associated with equity method investments, including impairment charges, which are non-cash charges, and return of capital in excess of the carrying value of our investment. These are not indicative of the Company’s performance for its ongoing operations. Included in the tax effects are current and deferred income tax expense corresponding with the components of NFE.

NJR Reports Fiscal 2024 Fourth Quarter and Year-End Results

A table detailing NFE by business segment for the three and twelve months ended September 30, 2024 and 2023, is provided below.

Net financial (loss) earnings by business segment

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
(Thousands)	2024	2023	2024	2023
New Jersey Natural Gas	$(19,000)	$(24,838)	$133,400	$131,414
Clean Energy Ventures	35,470	50,152	33,662	44,458
Storage and Transportation	2,468	1,784	12,229	12,835
Energy Services	68,284	(3,537)	111,515	68,517
Home Services and Other	(639)	3,451	26	4,758
Subtotal	86,583	27,012	290,832	261,982
Eliminations	2,124	2,551	(4)	(155)
Total	$88,707	$29,563	$290,828	$261,827

Fiscal 2025 NFE Guidance:

NJR is introducing its fiscal 2025 NFEPS guidance range of $3.05 to $3.20, subject to the risks and uncertainties identified below under “Forward-Looking Statements.” Fiscal 2025 NFEPS guidance is higher than the range implied by our 7 to 9 percent long-term NFEPS growth target as a result of the one-time gain from the sale of NJR’s residential solar portfolio.

The following chart represents NJR’s current expected contributions from its business segments for fiscal 2025 (which takes into account the impact of the one-time gain from the sale of NJR’s residential solar portfolio):

Segment	Expected fiscal 2025 net financial earnings contribution
New Jersey Natural Gas	65 to 75 percent
Clean Energy Ventures	20 to 25 percent
Storage and Transportation	3 to 7 percent
Energy Services	3 to 7 percent
Home Services and Other	0 to 1 percent

In providing fiscal 2025 NFE guidance, management is aware there could be differences between reported GAAP earnings and NFE due to matters such as, but not limited to, the positions of our energy-related derivatives. Management is not able to reasonably estimate the aggregate impact or significance of these items on reported earnings and, therefore, is not able to provide a reconciliation to the corresponding GAAP equivalent for its operating earnings guidance without unreasonable efforts.

NJR Reports Fiscal 2024 Fourth Quarter and Year-End Results

New Jersey Natural Gas (NJNG)

NJNG reported fiscal 2024 NFE of $133.4 million, compared to NFE of $131.4 million during fiscal 2023. NJNG reported fiscal 2024 fourth-quarter net financial loss of $(19.0) million, compared to a net financial loss of $(24.8) million during the same period in fiscal 2023.  The increase in NFE for the year was due primarily to higher utility gross margin due to customer growth, partially offset by higher depreciation expenses.

Customer Growth:

•
NJNG added 8,079 new customers during the year, finishing fiscal 2024 with a total of approximately 583,000 customers in New Jersey’s Monmouth, Ocean, Morris, Middlesex, Sussex and Burlington counties.   NJNG expects new customers added during fiscal 2024 to contribute approximately $6.8 million of incremental utility gross margin on an annualized basis.

Base Rate Case Settlement:

•
On November 21, 2024, the BPU issued an order adopting a stipulation of settlement approving a $157.0M increase to base rates, effective November 21, 2024. The increase includes an overall rate of return on rate base of 7.08 percent, return on common equity of 9.60 percent, a common equity ratio of 54.0 percent and a depreciation rate of 3.21 percent.

Infrastructure Update:

•
NJNG’s Infrastructure Investment Program (IIP) is a five-year, $150 million accelerated recovery program that began in fiscal 2021. IIP consists of a series of infrastructure projects designed to enhance the safety and reliability of NJNG’s natural gas distribution system. During fiscal 2024, NJNG spent $42.2 million under the program on various distribution system reinforcement projects. NJNG submitted its annual IIP filing to the BPU requesting a rate increase for capital expenditures during fiscal 2024. The BPU approved this filing, which will result in a $4.7 million revenue increase, with an effective date of October 1, 2024.

Basic Gas Supply Service (BGSS) Incentive Programs:

BGSS incentive programs contributed $17.9 million to utility gross margin in fiscal 2024, compared with $20.0 million in fiscal 2023. This decline was largely due to decreased margins from storage incentive along with lower off-system sales margin due to less market volatility and lower capacity release volumes.

For more information on utility gross margin, please see “Non-GAAP Financial Information” below.

Energy-Efficiency Programs:

SAVEGREEN® invested $71.3 million in fiscal 2024 in energy-efficiency upgrades for customers’ homes and businesses. NJNG recovered $28.6 million of its outstanding investments during fiscal 2024 through its energy efficiency rate.

•	On October 30, 2024, NJNG received approval from the BPU for a new $385.6 million SAVEGREEN® program, the largest in NJNG’s history. The program is effective January 1, 2025 through June 30, 2027.

NJR Reports Fiscal 2024 Fourth Quarter and Year-End Results

Clean Energy Ventures (CEV)

CEV reported fiscal 2024 NFE of $33.7 million, compared with NFE of $44.5 million during fiscal 2023. Fiscal 2024 fourth-quarter NFE were $35.5 million, compared with NFE of $50.2 million during the same period in fiscal 2023. The decrease in NFE for fiscal 2024 was largely due to a reversal of a valuation allowance on certain deferred tax assets in fiscal 2023 that did not reoccur in fiscal 2024. The decrease in NFE for the fiscal 2024 fourth quarter was largely due to lower SREC and Transition Renewable Energy Certificate (TREC) revenue for the period.

Solar Investment Update:
•	As of September 30, 2024, CEV had approximately 386MW of commercial solar capacity in service in New Jersey, New York, Connecticut, Rhode Island, Indiana, and Michigan.
•
In November 2024, CEV announced the sale of its 91MW residential solar portfolio for a total of $132.5 million. NJR expects to record a gain on sale in fiscal 2025 and intends to use the proceeds to pay down corporate debt and for general working capital purposes.

Storage and Transportation

Storage and Transportation reported fiscal 2024 NFE of $12.2 million, compared with NFE of $12.8 million in fiscal 2023. Fiscal 2024 fourth-quarter NFE were $2.5 million, compared with NFE of $1.8 million during the same period in fiscal 2023. Fiscal 2024 NFE decreased slightly due to higher operating and maintenance expenses, partially offset by higher revenues during the year.

Energy Services

Energy Services reported fiscal 2024 NFE of $111.5 million, compared with NFE of $68.5 million in fiscal 2023. Fiscal 2024 fourth-quarter NFE were $68.3 million compared with a net financial loss of $(3.5) million for the same period in fiscal 2023. The increase in NFE for both periods was due primarily to higher contributions from the AMAs signed in December 2020.

Home Services and Other Operations

Home Services and Other Operations reported fiscal 2024 NFE of $0.03 million, compared with NFE of $4.8 million in fiscal 2023. Fiscal 2024 fourth-quarter net financial loss was $(0.6) million, compared to NFE of $3.5 million for the same period in fiscal 2023. The decrease in NFE for both periods was largely due to higher operations and maintenance expenses.

Capital Expenditures and Cash Flows:

NJR is committed to maintaining a strong financial profile:

•
During fiscal 2024, capital expenditures were $575.1 million, including accruals, compared with $537.3 million during fiscal 2023. The increase in capital expenditures was primarily due to higher expenditures at NJNG.

•
During fiscal 2024, cash flows from operations were $427.4 million, compared to cash flows from operations of $479.0 million during fiscal 2023. The decrease was largely due to changes in the mix of working capital components.

NJR Reports Fiscal 2024 Fourth Quarter and Year-End Results

Forward-Looking Statements:

This earnings release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. NJR cautions readers that the assumptions forming the basis for forward-looking statements include many factors that are beyond NJR’s ability to control or estimate precisely, such as estimates of future market conditions and the behavior of other market participants. Words such as “anticipates,” “estimates,” “expects,” “projects,” “may,” “will,” “intends,” “plans,” “believes,” “should” and similar expressions may identify forward-looking statements and such forward-looking statements are made based upon management’s current expectations, assumptions and beliefs as of this date concerning future developments and their potential effect upon NJR. There can be no assurance that future developments will be in accordance with management’s expectations, assumptions and beliefs or that the effect of future developments on NJR will be those anticipated by management. Forward-looking statements in this earnings release include, but are not limited to, statements regarding NJR’s NFEPS guidance for fiscal 2025, projected NFEPS growth rates and our guidance range, forecasted contributions of business segments to NJR’s NFE for fiscal 2025, forecasted increase in the fiscal 2025 dividend, customer growth at NJNG and their expected contributions, expected impact of the sale of NJR’s residential solar portfolio and expected use of proceeds from the sale, infrastructure programs and investments, future decarbonization opportunities including IIP, Energy Efficiency programs, including BGSS, the financial impact of the outcome of base rate cases with the BPU, the outcome or timing of Adelphia’s rate case with FERC, and other legal and regulatory expectations, and statements that include other projections, predictions, expectations or beliefs about future events or results or otherwise are not statements of historical fact.

Additional information and factors that could cause actual results to differ materially from NJR’s expectations are contained in NJR’s filings with the SEC, including NJR’s Annual Reports on Form 10-K and subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other SEC filings, which are available at the SEC’s website, http://www.sec.gov. Information included in this earnings release is representative as of today only and while NJR periodically reassesses material trends and uncertainties affecting NJR’s results of operations and financial condition in connection with its preparation of management’s discussion and analysis of results of operations and financial condition contained in its Quarterly and Annual Reports filed with the SEC, NJR does not, by including this statement, assume any obligation to review or revise any particular forward-looking statement referenced herein in light of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Information:

This earnings release includes the non-GAAP financial measures NFE/net financial loss, NFE per basic share, financial margin and utility gross margin. A reconciliation of these non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP can be found below. As an indicator of NJR’s operating performance, these measures should not be considered an alternative to, or more meaningful than, net income or operating revenues as determined in accordance with GAAP. This information has been provided pursuant to the requirements of SEC Regulation G.

NFE and financial margin exclude unrealized gains or losses on derivative instruments related to NJR’s unregulated subsidiaries and certain realized gains and losses on derivative instruments related to natural gas that has been placed into storage at Energy Services, net of applicable tax adjustments as described below. Financial margin also differs from gross margin as defined on a GAAP basis as it excludes certain operations and maintenance expense and depreciation and amortization as well as the effects of derivatives as discussed above. Volatility associated with the change in value of these financial instruments and physical commodity reported on the income statement in the current period. In order to manage its business, NJR views its results without the impacts of the unrealized gains and losses, and certain realized gains and losses, caused by changes in value of these financial instruments and physical commodity contracts prior to the completion of the planned transaction because it shows changes in value currently instead of when the planned transaction ultimately is settled. An annual estimated effective tax rate is calculated for NFE purposes and any necessary quarterly tax adjustment is applied to NJR Energy Services Company.

NJNG’s utility gross margin is defined as operating revenues less natural gas purchases, sales tax, and regulatory rider expense. This measure differs from gross margin as presented on a GAAP basis as it excludes certain operations and maintenance expense and depreciation and amortization. Utility gross margin may also not be comparable to the definition of gross margin used by others in the natural gas distribution business and other industries. Management believes that utility gross margin provides a meaningful basis for evaluating utility operations since natural gas costs, sales tax and regulatory rider expenses are included in operating revenues and passed through to customers and, therefore, have no effect on utility gross margin.

NJR Reports Fiscal 2024 Fourth Quarter and Year-End Results

Management uses these non-GAAP financial measures as supplemental measures to other GAAP results to provide a more complete understanding of NJR’s performance. Management believes these non-GAAP financial measures are more reflective of NJR’s business model, provide transparency to investors and enable period-to-period comparability of financial performance. A reconciliation of all non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP can be found below. For a full discussion of NJR’s non-GAAP financial measures, please see NJR’s most recent Report on Form 10-K, Item 7.

About New Jersey Resources

New Jersey Resources (NYSE: NJR) is a Fortune 1000 company that, through its subsidiaries, provides safe and reliable natural gas and clean energy services, including transportation, distribution, asset management and home services. NJR is composed of five primary businesses:

•
New Jersey Natural Gas, NJR’s principal subsidiary, operates and maintains natural gas transportation and distribution infrastructure to serve customers in New Jersey’s Monmouth, Ocean, Morris, Middlesex, Sussex and Burlington counties.

•	Clean Energy Ventures invests in, owns and operates solar projects, providing customers with low-carbon solutions.

•
Energy Services manages a diversified portfolio of natural gas transportation and storage assets and provides physical natural gas services and customized energy solutions to its customers across North America.

•
Storage and Transportation serves customers from local distributors and producers to electric generators and wholesale marketers through its ownership of Leaf River and the Adelphia Gateway Pipeline, as well as our 50% equity ownership in the Steckman Ridge natural gas storage facility.

•
Home Services provides service contracts as well as heating, central air conditioning, water heaters, standby generators, solar and other indoor and outdoor comfort products to residential homes throughout New Jersey.

NJR and its over 1,300 employees are committed to helping customers save energy and money by promoting conservation and encouraging efficiency through Conserve to Preserve® and initiatives such as SAVEGREEN®.

For more information about NJR:
www.njresources.com.

Follow us on X.com (Twitter) @NJNaturalGas.
“Like” us on facebook.com/NewJerseyNaturalGas.

NJR Reports Fiscal 2024 Fourth Quarter and Year-End Results

NEW JERSEY RESOURCES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
(Thousands, except per share data)	2024	2023	2024	2023
OPERATING REVENUES
Utility	$104,753	$108,404	$1,018,482	$1,011,284
Nonutility	291,027	222,921	778,057	951,710
Total operating revenues	395,780	331,325	1,796,539	1,962,994
OPERATING EXPENSES
Gas purchases
Utility	31,493	34,998	405,332	416,158
Nonutility	78,960	87,228	304,426	555,579
Related parties	1,740	1,739	7,147	7,206
Operation and maintenance	88,596	100,759	394,636	373,568
Regulatory rider expenses	3,566	3,017	60,327	50,542
Depreciation and amortization	45,298	39,291	166,567	152,941
Total operating expenses	249,653	267,032	1,338,435	1,555,994
OPERATING INCOME	146,127	64,293	458,104	407,000
Other income, net	10,237	10,938	41,553	26,083
Interest expense, net of capitalized interest	36,012	33,143	130,275	123,014
INCOME BEFORE INCOME TAXES AND EQUITY IN EARNINGS OF AFFILIATES	120,352	42,088	369,382	310,069
Income tax provision	30,787	6,216	84,906	49,275
Equity in earnings of affiliates	1,561	1,152	5,299	3,930
NET INCOME	$91,126	$37,024	$289,775	$264,724

EARNINGS PER COMMON SHARE
Basic	$0.92	$0.38	$2.94	$2.73
Diluted	$0.91	$0.38	$2.92	$2.71

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	99,308	97,568	98,634	97,028
Diluted	99,964	98,192	99,289	97,627

NJR Reports Fiscal 2024 Fourth Quarter and Year-End Results

RECONCILIATION OF NON-GAAP PERFORMANCE MEASURES
(Unaudited)

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
(Thousands)	2024	2023	2024	2023
NEW JERSEY RESOURCES

A reconciliation of net income, the closest GAAP financial measure, to net financial earnings is as follows:

Net income	$91,126	$37,024	$289,775	$264,724
Add:
Unrealized (gain) loss on derivative instruments and related transactions	(4,286)	(7,579)	19,574	(38,081)
Tax effect	1,018	1,800	(4,652)	9,050
Effects of economic hedging related to natural gas inventory	1,266	(2,186)	(18,192)	34,699
Tax effect	(301)	520	4,323	(8,246)
Gain on equity method investment	—	—	—	(300)
Tax effect	—	(93)	—	(19)
NFE tax adjustment	(116)	77	—	—
Net financial earnings	$88,707	$29,563	$290,828	$261,827

Weighted Average Shares Outstanding
Basic	99,308	97,568	98,634	97,028
Diluted	99,964	98,192	99,289	97,627

A reconciliation of basic earnings per share, the closest GAAP financial measure, to basic net financial earnings per share is as follows:

Basic earnings per share	$0.92	$0.38	$2.94	$2.73
Add:
Unrealized (gain) loss on derivative instruments and related transactions	$(0.04)	$(0.08)	$0.20	$(0.39)
Tax effect	$—	$0.02	$(0.05)	$0.09
Effects of economic hedging related to natural gas inventory	$0.01	$(0.02)	$(0.18)	$0.36
Tax effect	$—	$—	$0.04	$(0.09)
Basic net financial earnings per share	$0.89	$0.30	$2.95	$2.70

NATURAL GAS DISTRIBUTION

A reconciliation of gross margin, the closest GAAP financial measure, to utility gross margin is as follows:

Operating revenues	$105,091	$108,741	$1,019,832	$1,012,633
Less:
Natural gas purchases	33,817	37,323	414,635	425,457
Operating and maintenance (1)	22,935	31,605	113,984	115,292
Regulatory rider expense	3,566	3,017	60,327	50,542
Depreciation and amortization	29,620	26,292	112,492	102,326
Gross margin	15,153	10,504	318,394	319,016
Add:
Operating and maintenance (1)	22,935	31,605	113,984	115,292
Depreciation and amortization	29,620	26,292	112,492	102,326
Utility gross margin	$67,708	$68,401	$544,870	$536,634
(1)
Excludes selling, general and administrative expenses of $23.6 million and $28.7 million for the three months ended September 30, 2024 and 2023, respectively, and $111.3 million and $111.5 million for the fiscal years ended September 30, 2024 and 2023, respectively.

NJR Reports Fiscal 2024 Fourth Quarter and Year-End Results

RECONCILIATION OF NON-GAAP PERFORMANCE MEASURES (continued)
(Unaudited)
	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
(Thousands)	2024	2023	2024	2023
ENERGY SERVICES

A reconciliation of gross margin, the closest GAAP financial measure, to Energy Services’ financial margin is as follows:

Operating revenues	$178,420	$102,932	$485,391	$691,616
Less:
Natural Gas purchases	79,097	87,932	305,938	558,932
Operation and maintenance (1)	1,583	5,833	23,189	20,199
Depreciation and amortization	47	51	205	221
Gross margin	97,693	9,116	156,059	112,264
Add:
Operation and maintenance (1)	1,583	5,833	23,189	20,199
Depreciation and amortization	47	51	205	221
Unrealized (gain) loss on derivative instruments and related transactions	(4,287)	(8,559)	24,449	(48,251)
Effects of economic hedging related to natural gas inventory	1,266	(2,186)	(18,192)	34,699
Financial margin	$96,302	$4,255	$185,710	$119,132
(1)
Excludes selling, general and administrative expenses of $0.5 million and $0.4 million for the three months ended September 30, 2024 and 2023, respectively, and $1.8 million and $(0.8) million for the fiscal years ended September 30, 2024 and 2023, respectively.

A reconciliation of net income, the closest GAAP financial measure, to net financial earnings is as follows:

Net income	$70,703	$4,577	$106,745	$78,848
Add:
Unrealized (gain) loss on derivative instruments and related transactions	(4,287)	(8,559)	24,449	(48,251)
Tax effect	1,019	2,034	(5,810)	11,467
Effects of economic hedging related to natural gas	1,266	(2,186)	(18,192)	34,699
Tax effect	(301)	520	4,323	(8,246)
NFE tax adjustment	(116)	77	—	—
Net financial earnings (loss)	$68,284	$(3,537)	$111,515	$68,517

NJR Reports Fiscal 2024 Fourth Quarter and Year-End Results

FINANCIAL STATISTICS BY BUSINESS UNIT
(Unaudited)

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
(Thousands, except per share data)	2024	2023	2024	2023
NEW JERSEY RESOURCES

Operating Revenues
Natural Gas Distribution	$105,091	$108,741	$1,019,832	$1,012,633
Clean Energy Ventures	71,295	83,755	130,563	124,131
Energy Services	178,420	102,932	485,391	691,616
Storage and Transportation	24,830	22,933	96,209	92,859
Home Services and Other	16,540	14,969	62,635	57,638
Sub-total	396,176	333,330	1,794,630	1,978,877
Eliminations	(396)	(2,005)	1,909	(15,883)
Total	$395,780	$331,325	$1,796,539	$1,962,994

Operating (Loss) Income
Natural Gas Distribution	$(8,399)	$(18,172)	$207,118	$207,528
Clean Energy Ventures	51,637	67,389	58,652	58,722
Energy Services	97,241	8,742	154,279	113,112
Storage and Transportation	6,027	5,901	27,198	32,425
Home Services and Other	684	595	2,642	2,495
Sub-total	147,190	64,455	449,889	414,282
Eliminations	(1,063)	(162)	8,215	(7,282)
Total	$146,127	$64,293	$458,104	$407,000

Equity in Earnings of Affiliates
Storage and Transportation	$956	$863	$2,816	$3,126
Eliminations	605	289	2,483	804
Total	$1,561	$1,152	$5,299	$3,930

Net (Loss) Income
Natural Gas Distribution	$(19,000)	$(24,838)	$133,400	$131,414
Clean Energy Ventures	35,470	50,152	33,662	44,458
Energy Services	70,703	4,577	106,745	78,848
Storage and Transportation	2,468	1,877	12,229	13,154
Home Services and Other	(639)	3,451	26	4,758
Sub-total	89,002	35,219	286,062	272,632
Eliminations	2,124	1,805	3,713	(7,908)
Total	$91,126	$37,024	$289,775	$264,724

Net Financial (Loss) Earnings
Natural Gas Distribution	$(19,000)	$(24,838)	$133,400	$131,414
Clean Energy Ventures	35,470	50,152	33,662	44,458
Energy Services	68,284	(3,537)	111,515	68,517
Storage and Transportation	2,468	1,784	12,229	12,835
Home Services and Other	(639)	3,451	26	4,758
Sub-total	86,583	27,012	290,832	261,982
Eliminations	2,124	2,551	(4)	(155)
Total	$88,707	$29,563	$290,828	$261,827

Throughput (Bcf)
NJNG, Core Customers	15.1	17.4	90.5	93.4
NJNG, Off System/Capacity Management	8.4	20.6	85.0	72.6
Energy Services Fuel Mgmt. and Wholesale Sales	33.3	41.4	125.3	150.4
Total	56.8	79.4	300.8	316.4

Common Stock Data
Yield at September 30,	3.8%	4.1%	3.8%	4.1%
Market Price at September 30,	$47.20	$40.63	$47.20	$40.63
Shares Out. at September 30,	99,461	97,584	99,461	97,584
Market Cap. at September 30,	$4,694,580	$3,964,856	$4,694,580	$3,964,856

NJR Reports Fiscal 2024 Fourth Quarter and Year-End Results

	Three Months Ended		Twelve Months Ended
(Unaudited)	September 30,		September 30,
(Thousands, except customer and weather data)	2024	2023	2024	2023
NATURAL GAS DISTRIBUTION

Utility Gross Margin
Operating revenues	$105,091	$108,741	$1,019,832	$1,012,633
Less:
Natural gas purchases	33,817	37,323	414,635	425,457
Operating and maintenance (1)	22,935	31,605	113,984	115,292
Regulatory rider expense	3,566	3,017	60,327	50,542
Depreciation and amortization	29,620	26,292	112,492	102,326
Gross margin	15,153	10,504	318,394	319,016
Add:
Operating and maintenance (1)	22,935	31,605	113,984	115,292
Depreciation and amortization	29,620	26,292	112,492	102,326
Total Utility Gross Margin	$67,708	$68,401	$544,870	$536,634
(1)
Excludes selling, general and administrative expenses of $23.6 million and $28.7 million for the fiscal years ended September 30, 2024 and 2023, respectively, and $111.3 million and $111.5 million for the fiscal years ended September 30, 2024 and 2023, respectively.

Utility Gross Margin, Operating Income and Net Income
Residential	$38,954	$39,121	$369,522	$360,138
Commercial, Industrial & Other	13,058	10,808	78,033	76,550
Firm Transportation	12,888	14,611	75,641	76,114
Total Firm Margin	64,900	64,540	523,196	512,802
Interruptible	1,118	1,240	3,798	3,812
Total System Margin	66,018	65,780	526,994	516,614
Basic Gas Supply Service Incentive	1,690	2,621	17,876	20,020
Total Utility Gross Margin	67,708	68,401	544,870	536,634
Operation and maintenance expense	46,487	60,281	225,260	226,780
Depreciation and amortization	29,620	26,292	112,492	102,326
Operating (Loss) Income	$(8,399)	$(18,172)	$207,118	$207,528

Net (Loss) Income	$(19,000)	$(24,838)	$133,400	$131,414

Net Financial (Loss) Earnings	$(19,000)	$(24,838)	$133,400	$131,414

Throughput (Bcf)
Residential	3.4	3.4	44.5	43.4
Commercial, Industrial & Other	0.8	0.4	8.5	8.4
Firm Transportation	1.4	1.1	11.7	12.1
Total Firm Throughput	5.6	4.9	64.7	63.9
Interruptible	9.5	12.5	25.8	29.5
Total System Throughput	15.1	17.4	90.5	93.4
Off System/Capacity Management	8.4	20.6	85.0	72.6
Total Throughput	23.5	38.0	175.5	166.0

Customers
Residential	528,502	520,682	528,502	520,682
Commercial, Industrial & Other	31,927	31,725	31,927	31,725
Firm Transportation	22,442	23,490	22,442	23,490
Total Firm Customers	582,871	575,897	582,871	575,897
Interruptible	31	83	31	83
Total System Customers	582,902	575,980	582,902	575,980
Off System/Capacity Management*	14	20	14	20
Total Customers	582,916	576,000	582,916	576,000
*The number of customers represents those active during the last month of the period.
Degree Days
Actual	8	28	3,960	3,897
Normal	25	24	4,463	4,498
Percent of Normal	32.0%	116.7%	88.7%	86.6%

NJR Reports Fiscal 2024 Fourth Quarter and Year-End Results

	Three Months Ended		Twelve Months Ended
(Unaudited)	September 30,		September 30,
(Thousands, except customer, RECs and megawatt)	2024	2023	2024	2023
CLEAN ENERGY VENTURES

Operating Revenues
SREC sales	$56,307	$69,455	$82,539	$79,762
TREC sales	4,296	4,629	13,396	12,636
SREC II sales (1)	621	398	1,715	951
Solar electricity sales	7,012	6,210	20,934	18,831
Sunlight Advantage	3,059	3,063	11,979	11,951
Total Operating Revenues	$71,295	$83,755	$130,563	$124,131
Depreciation and Amortization	$7,035	$6,607	$27,869	$25,320
Operating Income	$51,637	$67,389	$58,652	$58,722
Income Tax (Benefit) Provision	$11,877	$15,396	$11,406	$(7,683)
Net Income	$35,470	$50,152	$33,662	$44,458
Net Financial Earnings	$35,470	$50,152	$33,662	$44,458
Solar Renewable Energy Certificates Generated	134,901	129,286	402,056	422,039
Solar Renewable Energy Certificates Sold	294,943	345,035	419,266	393,906
Transition Renewable Energy Certificates Generated	30,114	28,507	93,913	80,520
Solar Renewable Energy Certificates II Generated	6,828	4,457	19,087	10,260
Solar Megawatts Under Construction	63.8	5.6	63.8	5.6
(1)	Prior year SREC II revenue was previously included in Solar electricity sales and other

ENERGY SERVICES

Operating Income
Operating revenues	$178,420	$102,932	$485,391	$691,616
Less:
Gas purchases	79,097	87,932	305,938	558,932
Operation and maintenance expense	2,035	6,207	24,969	19,351
Depreciation and amortization	47	51	205	221
Operating Income	$97,241	$8,742	$154,279	$113,112

Net Income	$70,703	$4,577	$106,745	$78,848
Financial Margin	$96,302	$4,255	$185,710	$119,132
Net Financial Earnings (Loss)	$68,284	$(3,537)	$111,515	$68,517
Gas Sold and Managed (Bcf)	33.3	41.4	125.3	150.4

STORAGE AND TRANSPORTATION

Operating Revenues	$24,830	$22,933	$96,209	$92,859
Equity in Earnings of Affiliates	$956	$863	$2,816	$3,126
Operation and Maintenance Expense	$12,341	$10,697	$43,083	$34,648
Other Income, Net	$2,907	$2,021	$10,207	$6,850
Interest Expense	$5,867	$6,538	$23,441	$25,803
Income Tax Provision	$1,555	$370	$4,551	$3,444
Net Income	$2,468	$1,877	$12,229	$13,154
Net Financial Earnings	$2,468	$1,784	$12,229	$12,835

HOME SERVICES AND OTHER

Operating Revenues	$16,540	$14,969	$62,635	$57,638
Operating Income	$684	$595	$2,642	$2,495
Net (Loss) Income	$(639)	$3,451	$26	$4,758
Net Financial (Loss) Earnings	$(639)	$3,451	$26	$4,758
Total Service Contract Customers at September 30	99,753	101,499	99,753	101,499